                                                                     EXHIBIT 4.9

                                                                    EXHIBIT A to
                                                                       Indenture

                         [FORM OF FACE OF INITIAL NOTE]

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                           [Private Placement Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, BELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT. (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES

FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
(D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATIONS UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS
LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                              (Regulation S Legend)

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT-OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION 3 UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S,
(E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),

(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No.                                                Principal Amount $___________
                                                           CUSIP NO. ___________

                    8 3/4% Senior Subordinated Note due 2008

         Aurora Foods Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of ________ Dollars on July 1, 2008.

         Interest Payment Dates: January 1 and July 1 commencing January 1,
1999.

         Record Dates: December 15 and June 15.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                      AURORA FOODS INC.

                                       by
                                        ------------------------------------

                                        ------------------------------------

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

WILMINGTON TRUST COMPANY

as Trustee, certifies that this is one of the securities referred to in the Indenture.

by
  Authorized Signatory

                     (FORM OF REVERSE SIDE OF INITIAL NOTE)

                    8 3/4% Senior Subordinated Note due 2008

1.   Interest

         Aurora Foods Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Company will pay interest semiannually on January 1 and July 1 of each year commencing January 1, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from July 2, 1998. The Company shall pay interest on overdue principal or premium, if any, at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

         By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall transfer by wire to the accounts specified by the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the December 15 or June 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. it may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar

         Initially, Wilmington Trust Company, a Delaware banking corporation ("Trustee"), will act as Paying Agent and Registrar. The company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                                                                               2
4.    Indenture

         The Company issued the Securities under an Indenture dated as of July 1, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 5 S.S. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured senior subordinated obligations of the Company limited to $200 million aggregate principal amount (subject to Section 2.7 of the Indenture). The aggregate principal amount of notes which may be authenticated and delivered under the Indenture, including the Securities, is limited to $400.0 million (subject to section 2.7 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the initial Notes pursuant to the Indenture and the Registration Rights Agreement. The initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Subsidiaries, the issuance or sale of Capital Stock of Subsidiaries, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

         In addition, the Indenture requires Subsidiaries of the Company (in the circumstances specified in Section 4.10 of the Indenture and on the terms and conditions specified in Article XI of the Indenture), to enter into a supplement to the Indenture providing for a guarantee by such Subsidiaries (on a senior subordinated basis) of the due and punctual payment of the principal of, premium (if any) and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

5.   Optional Redemption

         Except as Set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to July 1, 2003. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days, prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

If redeemed during the 12-month period commencing on July 1 of the years set forth below:

       Year                                Redemption Price
       ----                                ----------------
       2003  . . . . . . . . . . . . .         104.375%
       2004  . . . . . . . . . . . . .         102.917%
       2005  . . . . . . . . . . . . .         101.458%
       2006 and thereafter   . . . . .         100.000%

         Notwithstanding the foregoing, at any time or from time to time prior to July 1, 2001 the Company my redeem up to $70 million of the aggregate original principal amount of the Securities with the cash proceeds of one or more Subsequent Equity offerings received by or invested in, the Company at a redemption price (expressed as a percentage of principal amount) of 108.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least $130 million of the aggregate principal amount of the Securities remain outstanding after each such redemption, provided, further, that each such redemption occurs within 90 days of the date of the closing of each such Subsequent Equity Offering.

         At any time on or prior to July 1, 2003, the Securities may also be redeemed in whole, but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days, prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.   Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions

         Upon a Change of Control, unless the Company shall have exercised its right to redeem the Securities pursuant to paragraph 5 of the Securities in connection with such Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.   Subordination

         The Securities are subordinated to Senior Indebtedness, as defined in the Indenture, and the obligations of each Subsidiary Guarantor under the Subsidiary Guarantee contained in Article XI of the Indenture are subordinated to Guarantor Senior Indebtedness, as defined in the Indenture, of such Subsidiary Guarantor. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid, and Guarantor Senior Indebtedness of a Subsidiary Guarantor must be paid before such Subsidiary Guarantor may make payments under the Subsidiary Guarantee. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10. Persons Deemed Owners

         The registered holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Defeasance

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in outstanding principal amount of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants for the benefit of the Holders or surrender rights and powers conferred on the

Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

14. Defaults and Remedies

         Under the Indenture, Events of Default include: (i) default for 30 days in payment of interest on the Securities when the same becomes due and payable;
(ii) default in payment of principal on the Securities when the same becomes due and payable at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company or its Subsidiaries if the amount accelerated (or so unpaid) exceeds $10 million and such acceleration or failure to pay is not rescinded or cured within a 10-day period; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10 million; and (vii) the failure of any Subsidiary Guarantee to be in full force and effect or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under the Indenture or the Securities in certain cases. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 259. in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15. Trustee Dealings with the company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and nay otherwise deal with and collect obligations owed to it by the company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                  The Company will furnish to any
                    Securityholder upon written request and without charge to the Securityholder a copy of the indenture which has in it the text of this Security in larger type. Requests may be made to: Aurora Foods Inc., 456 Montgomery Street, Suite 2200, San Francisco, CA 94104, Attention: M. Laurie Cummings.

                                 ASSIGNMENT FORM

              To assign this Security, fill in the form below:

              I or we assign and transfer this Security to

           (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

          and irrevocably appoint                 agent to transfer
          this Security on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:                           Your Signature:
       ----------------------                   -------------------------------
Signature Guarantee:
                      --------------------------------------
                       (Signature must be guaranteed)

-------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:
     1    [ ]  acquired for the undersigned's own account, without transfer; or

     2    [ ]  transferred to the Company; or

     3    [ ]  transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     4    [ ]  transferred pursuant to an effective registration statement under the Securities Act; or

     5    [ ]  transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     6    [ ]  transferred to an "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
               1933) that is an institutional investor and that has furnished to the Trustee a signed letter containing certain representation and agreements (the form of which letter appears in Section 2.13 of the indenture); or

     7    [ ]  transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

This certificate and the statements contained herein are made for the benefit of the Company, the Guarantors, Wilmington Trust Company, as Trustee, and Chase Securities Inc., the Initial Purchaser of such Notes being transferred and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding with respect to the materials covered hereby.

                                           ------------------------------
                                                      Signature

Signature Guarantee:

--------------------------                    --------------------------------
                                                      Signature
(Signature must be guaranteed)

-------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 14-4A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]
              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


         The following increases or decreases in this Global Security have been made:


                       Amount of decrease     Amount of increase     Principal Amount of     Signature of
Date of                in Principal Amount    In Principal Amount    this Global Security    authorized officer
Exchange               of this Global         of this Global         following such          of Trustee or
                       Security               Security               decrease or increase    Securities Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                       [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:                       Your Signature
     ---------------------                 -------------------------------
                         (Sign exactly as your name appears on the other side
                          of the Security)

Signature Guarantee:
                    ------------------------------------------------------
               (Signature must be guaranteed)

The signatures) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                    EXHIBIT B to
                                                                       Indenture
                         (FORM OF FACE OF EXCHANGE NOTE]

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY IS SUBORDINATED TO SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN), AND THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR UNDER THE SUBSIDIARY GUARANTEE CONTAINED IN THE INDE19TURE ARE SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, OF SUCH SUBSIDIARY GUARANTOR.

No.                                                Principal Amount $200,000,000
   ------                                                        CUSIP NO.

                      8 3/4% Senior Subordinated Note due 2008

         Aurora Foods Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Million Dollars on July 1, 2008.

         Interest Payment Dates: January 1 and July 1 commencing January 1,
1999.

         Record Dates: December 15 and June 15.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                       AURORA FOODS INC.

                                             by
                                               -------------------------------

                                             by
                                               -------------------------------

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

WILMINGTON TRUST COMPANY

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by

     Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                    8 3/4% Senior Subordinated Note due 2008
1.   Interest

         Aurora Foods Inc., a Delaware corporation (such corporation, and its successors and assigns under the indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Company will pay interest semiannually on January 1 and July 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from July 1, 1998. The Company shall pay interest on overdue principal or premium, if any, at the rate borne by the Securities to the extent lawful. interest will he computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

         By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall transfer by wire to the accounts specified by the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the December 15 or-June 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar

         Initially, Wilmington Trust Company, a Delaware banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

         The Company issued the Securities under an Indenture dated as of July 1, 1998 (as it my be amended or supplemented from time to time in accordance with the terms thereof, the

"Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured senior subordinated obligations of the Company limited to $200 million aggregate principal amount (subject to Section 2.7 of the Indenture). The aggregate principal amount of notes which may be authenticated and delivered under the Indenture, including the Securities, is limited to $400.0 million (subject to Section 2.7 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Subsidiaries, certain purchasers or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Subsidiaries, the issuance or sale of Capital Stock of Subsidiaries, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

         In addition, the Indenture requires Subsidiaries of the Company (in the circumstances specified in Section 4.10 of the Indenture and on the terms and conditions specified in Article XI of the Indenture), to enter into a supplement to the Indenture providing for a guarantee by such Subsidiaries (on a senior subordinated basis) of the due and punctual payment of the principal of, premium (if any) and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

5.   Optional Redemption

         Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to July 1, 2003. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

If redeemed during the 12-month period commencing on July 1 of the years set forth below:

     Year                               Redemption Price
     ----                               ----------------

     2003  . . . . . . . . . . . . .         104.375%
     2004  . . . . . . . . . . . . .         102.917%
     2005  . . . . . . . . . . . . .         101.458%
     2006  and thereafter  . . . . .         100.000%

         Notwithstanding the foregoing, at any time or from time to time prior to July 1, 2001, the Company my redeem up to $70 million of the aggregate original principal amount of the Securities with the cash proceeds of one or more Subsequent Equity Offerings received by or invested in, the Company at a redemption price (expressed as a percentage of principal amount) of 108.75% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least $130 million of the aggregate principal amount of Securities remain outstanding after such redemption, provided, further, that each such redemption occurs within 90 days of the date of the closing of each such Subsequent Equity Offering.

         At any time on or prior to July 1, 2003, the Securities may also be redeemed in whole, but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.   Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. if money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions

         Upon a Change of Control, unless the Company shall have exercised its right to redeem the Notes pursuant to paragraph 5 of the Securities in connection with such Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the indenture.

8.   Subordination

         The Securities are subordinated to Senior Indebtedness, as defined in the Indenture, and the obligations of each Subsidiary Guarantor under the Subsidiary Guarantee contained in Article XI of the Indenture are subordinated to Guarantor Senior Indebtedness, as defined in the Indenture, of such Subsidiary Guarantor. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid, and Guarantor Senior Indebtedness of a Subsidiary Guarantor must be paid before such Subsidiary Guarantor may make payments under the Subsidiary Guarantee. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.  Persons Deemed Owners

         The registered holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Defeasance

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in outstanding principal amount of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants for the benefit of the Holders or surrender rights and powers conferred on the Company or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

14.  Defaults and Remedies

         Under the Indenture, Events of Default include: (i) default for 30 days in payment of interest on the Securities when the same becomes due and payable;
(ii) default in payment of principal on the Securities when the same becomes due and payable at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations
(including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or its Subsidiaries if the amount accelerated (or so unpaid) exceeds $10.0 million and such acceleration or failure to pay is not rescinded or cured within a 10-day period; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million; and (vii) the failure of any Subsidiary Guarantee to be in full force and effect or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under the Indenture or the Securities in certain cases. if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.


         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.  Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and my otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to minors Act).

19.  CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Governing Law

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

              The Company will furnish to any
         Securityholder upon written request and
         without charge to the Securityholder a copy of the indenture which has in it the text of this Security in larger type. Requests may be made to: Aurora Foods Inc., 456
         Montgomery Street, Suite 2200, San Francisco,
         CA 94104, Attention: M. Laurie Cummings.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)
          (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:                         Your Signature
      -----------------------                ----------------------------

Signature Guarantee:
                      ---------------------------------------------------
                                (Signature must be guaranteed)

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this security.

The signatures) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with Membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4,6 or 4.8 of the Indenture, check the box:

                                       [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:
     --------------------
Signature:
          ----------------------
          (Sign exactly as your name appears on the other side of the Security)

Signature
Guarantee:
          -----------------------------------------------
          (Signature must be guaranteed)

The signatures) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.